UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 18, 2012

MEETINGHOUSE BANCORP, INC.
(Exact Name of Registrant as Specified in Its Charter)

Maryland (State or other jurisdiction of incorporation or organization)	000-54779 (Commission File Number)	45-4640630 (IRS Employer Identification No.)

2250 Dorchester Avenue, Massachusetts, 02124
(Address of principal executive offices) (Zip Code)

(617) 298-2250
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)           Effective December 18, 2012, Ralph Gordon retired as a director of both Meetinghouse Bancorp, Inc. (the “Company”) and its wholly-owned subsidiary, Meetinghouse Bank (the “Bank’).

(d)           Effective December 18, 2012, the Company’s Board of Directors appointed John C. Driscoll to the class of directors whose terms expire at the Company’s 2014 Annual Meeting of Shareholders.  On the same date, the Bank’s Board of Directors also appointed Mr. Driscoll as a Director of the Bank.  Mr. Driscoll was not appointed pursuant to any arrangement or understanding between him and any other persons.  Mr. Driscoll has been named to serve on the Security Committee of the Bank’s Board of Directors.  There are no transactions since the beginning of the Company’s last fiscal year, or any currently proposed transaction, in which the Company was or is to be a participant and the amount involved exceeds $120,000, and in which Mr. Driscoll had or will have a direct or indirect material interest.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

MEETINGHOUSE BANCORP, INC.

Date: December 18, 2012	By:	/s/ Anthony A. Paciulli
Anthony A. Paciulli
President and Chief Executive Officer